UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     July 30, 2004

                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                  000-27432            06-1393453
    (State or other jurisdiction       (Commission         (IRS Employer
          of incorporation)            File Number)      Identification No.)


                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD CT 06901
                                 (203) 423-7050
          (Address and Telephone Number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR240.13e-4(c))


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                SECTION 5 - - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On August 26, 2004 the Registrant issued the press release attached hereto as Exhibit 99.1 to report the retirement of Jeremy Peter-Hoblyn as Chief Executive Officer of the Registrant, effective September 14, 2004, and the appointment of Dr. Bernard Steiner as an additional Director and as Chief Executive Officer succeeding Mr. Peter-Hoblyn on that date.

     The Board of Directors of the Registrant on July 30, 2004 authorized the increase in the size of the Board from five to six Directors and the appointment of Dr. Steiner as a Director and Chief Executive Officer, subject to Dr. Steiner's acceptance and to be effective on Mr. Peter-Hoblyn's retirement.

     Dr. Steiner, age 56, has been since April 2003 the Executive Director of Wayfinder Systems AB, a manufacturer and distributor of navigation systems for mobile telephones. Dr. Steiner will continue with Wayfinder as a non-executive Director. From 1999 until 2003 Dr. Steiner held various senior executive marketing and sales positions with Motorola, Inc., an electronics company. Dr. Steiner, as an executive officer of the Registrant, will not be appointed to either the Audit Committee or the Compensation & Nominating Committee of the Registrant.

     Pursuant to Dr. Steiner's employment agreement with the Registrant attached as Exhibit 99.2, his term of employment is for two years, his base salary shall be Euros Two Hundred Thousand ($240,000), his first year bonus shall be Euros One Hundred Thousand ($120,000), he will be entitled to an annual allowance of up to the amount of Euros Fifty Thousand ($60,000) and he shall be granted a non-qualified option to purchase 150,000 shares of the Registrant's common stock at market price on September 13, 2004, and an additional non-qualified option to be granted contingent on and at the time of the Registrant's raising of $10 million in financing on or before March 13, 2006. Further details of Dr. Steiner's employment agreement may be found in Exhibit 99.2.

                 SECTION 9 - - FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.
               99.1 Press Release of August 26, 2004 issued by Clean Diesel
                    Technologies, Inc.
               99.2 Employment Agreement as of September 13, 2004 between Clean
                    Diesel Technologies, Inc. and Dr. Bernhard Steiner.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                        CLEAN DIESEL TECHNOLOGIES, INC.

Date: August 26, 2004                   By /s/ C. W. Grinnell
                                           Charles W. Grinnell
                                           Vice President & Secretary


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